Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

June 13, 2008

Via Federal Express

Attention: Ronda Carson
JPMorgan Chase Bank, N.A.
Escrow Services
333 South Grand Avenue, 36th Floor
Los Angeles, CA 90065

Re:	Joint Escrow Instructions re Escrow Agreement (“Escrow Agreement”) by and among Diametrics Medical, Inc., the Members and JPMorgan Chase Bank, N.A. dated as of September 20, 2006

Ladies and Gentlemen:

Allegro Biodiesel Corporation (fka Diametrics Medical, Inc., “Allegro”) has submitted to you various demands for release from the Escrow Deposit under the Escrow Agreement. The parties to the Escrow Agreement have not resolved any of such claims other than Allegro’s demand dated February 22, 2008, for the release of $47,448.49 relating to certain taxes. Joint escrow instructions for the release of such amount were delivered to you on or about May 16, 2008.

Notwithstanding that our remaining claims continue to be outstanding, the parties to the Escrow Agreement have agreed to release a portion of the Cash Escrow Deposit and a portion of the Stock Escrow Deposit as set forth below.

Accordingly, you are hereby instructed to release (i) to Allegro from the Cash Escrow Deposit the sum of $151,628.08 and from the Stock Escrow Deposit, 124,961 shares of Allegro common stock and (ii) to the Members from the Cash Escrow Deposit the aggregate sum of $201,129.30 and from the Stock Escrow Deposit an aggregate of 126,250 shares of Allegro common stock. It is requested that these funds and shares be released as promptly as possible.

Funds released to Allegro shall be paid by wire transfer to the following account:

Bank of America
4754 Admiralty Way
Marina Del Rey, CA 90292
ABA No. 026009593

Account Number 09145-41651

Shares of Allegro common stock released to Allegro shall be delivered to the following address:

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, CA 90045 Attention: W. Bruce Comer III Telephone No.: (310) 670-2721

Funds released to the Members shall be paid by wire transfer to Troy Villa at Breazeale, Sachse & Wilson LLP, using the following information:

Regions Bank 8440 Jefferson Hwy. Baton Rouge, LA 70809 ABA No. 062005690 Account Number 1450901416

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

Shares of Allegro common stock released to the Members shall be delivered to the following address:

Breazeale, Sachse & Wilson, L.L.P. 23rd Floor, One American Place 301 Main Street Baton Rouge, LA 70821-3197 Attn: B. Troy Villa Telephone No.: (225) 387-4000

Capitalized terms used herein without definition have the meaning ascribed thereto under the Escrow Agreement.

Allegro Biodiesel Corporation 6033 West Century Blvd., Suite 1090 Los Angeles, California 90045 Tel: (310) 670-2093 Fax: (310) 670-4107 www.allegrobiodiesel.com

Please call Stephen Blevit of Sidley Austin LLP at 213-896-6029 with any questions regarding these joint escrow instructions.

Very truly yours,

ALLEGRO BIODIESEL CORPORATION

By: /s/ W. Bruce Comer, III Name: W. Bruce Comer, III Title: Chief Executive Officer	/s/ Darrell Dubroc DARRELL DUBROC, as Member Representative